Exhibit 99.1

CervoMed Announces Initial Results from the Phase 2a Clinical Trial of Neflamapimod in Nonfluent Variant Primary Progressive Aphasia (nfvPPA) Have Been Accepted as a Late-Breaking Oral Session at ISFTD 2026

12-week biomarker data to be highlighted at the International Society of Frontotemporal Dementias (ISFTD) Annual Meeting

nfvPPA, the type of frontotemporal dementia (FTD) most commonly associated with tau pathology, currently has no approved treatments in the United States or European Union

BOSTON, September 10, 2026 — CervoMed Inc. (NASDAQ: CRVO), a clinical-stage biotechnology company developing treatments for age-related brain disorders, today announced that neflamapimod, an oral, small molecule, drug candidate targeting critical disease processes underlying degenerative disorders of the brain, will be featured in a late-breaking oral presentation at the International Society of Frontotemporal Dementias (ISFTD) Annual Meeting in Philadelphia, Pennsylvania, taking place October 8-11, 2026.

CervoMed recently completed enrollment in the Phase 2a clinical trial of neflamapimod for the treatment of nonfluent variant primary progressive aphasia (nfvPPA). The presentation at the ISFTD conference, which was accepted based on an abstract describing 12-week biomarker data from the trial’s first eight participants, will highlight initial results for two plasma biomarkers, neurofilament light chain (NfL) and glial fibrillary acidic protein (GFAP), from at least 22 study participants.

The trial was designed to evaluate the safety, pharmacokinetics, and clinical effects of neflamapimod in participants with nfvPPA. The trial enrolled 25 participants and is being conducted at leading academic medical centers in the United States (U.S.) and United Kingdom (U.K.).

Neflamapimod Late-Breaking Oral Presentation

Title: Initial Biomarker Results from a Phase 2a Clinical Trial of Neflamapimod in Patients with Nonfluent Variant Primary Progressive Aphasia (NCT07033481)

Session: Plenary 6 (Hot Topics)

Date/Time: Sunday, October 11, 2026; 8:30 a.m. - 10:30 a.m. ET

About nfvPPA
nfvPPA, a type of frontotemporal dementia (FTD), gradually causes people with the condition to have trouble expressing themselves, although they still understand the meaning of words. Initially, they might use shorter phrases or pause while speaking and have difficulty pronouncing words. It can also be challenging for them to understand long or complex sentences. In advanced nfvPPA, people may stop speaking completely, and difficulty with planning and judgment, as well as moving, can also occur. There are an estimated 10,000-15,000 people living with nfvPPA in the U.S. and 15,000-20,000 in the E.U. Currently there are no approved treatments for nfvPPA in the U.S. or E.U.

About Neflamapimod

Neflamapimod is an investigational, orally administered small-molecule drug that readily crosses the blood-brain barrier and selectively inhibits the alpha isoform of p38 MAP kinase, a key driver of neuroinflammation and synaptic dysfunction. Peer-reviewed data demonstrate relevance of p38α as a therapeutic target and support neflamapimod's potential to treat frontotemporal dementia driven by tau pathology. By targeting the critical disease processes underlying degenerative disorders of the brain, neflamapimod has the potential to reverse synaptic dysfunction, improve neuron health, and slow or prevent disease progression. Neflamapimod is currently in clinical development for the treatment of dementia with Lewy bodies (DLB), recovery after ischemic stroke, and nonfluent variant primary progressive aphasia.

Neflamapimod was granted Orphan Drug Designation by the U.S. FDA for FTD in 2024. Orphan Drug Designation is granted to investigational therapies addressing rare medical diseases that affect fewer than 200,000 people in the U.S. Orphan drug status provides benefits to drug developers, including assistance in the drug development process, tax credits for clinical costs, exemptions from certain FDA fees and seven years of post-approval marketing exclusivity.

About CervoMed

CervoMed is a clinical-stage company developing treatments for age-related brain disorders. Its lead drug candidate, neflamapimod, is an oral small molecule targeting critical disease processes underlying degenerative disorders of the brain by inhibiting a key enzyme involved in neuroinflammation and neurodegeneration. CervoMed’s recently completed Phase 2b RewinD-LB trial evaluated neflamapimod in patients with DLB, enriched for those without AD co-pathology. In November 2025, CervoMed announced alignment with the FDA on a potential registration path for neflamapimod in DLB and the Company is currently focused on identifying a strategic partner to advance neflamapimod into a Phase 3 trial in DLB. CervoMed also recently completed enrollment in its ongoing Phase 2a clinical trial evaluating neflamapimod in nfvPPA, a subtype of FTD, and expects the first patient to be dosed with neflamapimod in the EXPERTS-ALS Phase 2a clinical trial in the fourth quarter of 2026.

Forward-Looking Statements

This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the intentions, plans, beliefs, expectations or forecasts for the future of the Company, including, but not limited to: the therapeutic potential of neflamapimod in DLB, nfvPPA, ALS, or any other indication, including the degree of sustainability of any therapeutic effects, its potential impact on the rate of disease progression and/or clinical worsening, the optimal dosing regimen to achieve therapeutic effects, or any other treatment effects observed in any clinical trial on any clinical, biomarker, or other outcome measure, including initial biomarker results from the Company’s Phase 2a clinical trial in nfvPPA; the nature of the results to be presented at ISFTD and the number of participants for which results will be available; the Company’s need to acquire sufficient funding, including funding (through a strategic partnership or otherwise) for any Phase 3 trial in patients with DLB; the Company’s plan to focus on strategic partnering to advance neflamapimod into Phase 3 for DLB and the timing of entering into any such partnership, if at all; the anticipated timing and achievement of clinical and development milestones, including the Company’s initiation of any Phase 3 trial in patients with DLB, the anticipated data readouts from the Company’s Phase 2a trial in nfvPPA and the anticipated dosing of the first patient with neflamapimod in the EXPERTS-ALS trial; and any other expected or implied benefits, results, or expectations, including the extent (if any) to which neflamapimod may demonstrate efficacy or other clinical or biomarker improvements in patients with nfvPPA, DLB, or in any other indication. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “aims,” “seeks,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “target,” “project,” “contemplate,” “predict,” “forecast,” “continue,” or other words that convey uncertainty of future events or outcomes (including the negative of these terms) may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the Company’s available cash resources, the availability of additional funds on acceptable terms or at all, and the Company’s ability to continue as a going concern; the results of the Company’s clinical trials; the Company’s ability to successfully enter into a partnership to advance neflamapimod into Phase 3 for DLB in a timely manner, on acceptable terms, or at all; the likelihood and timing of any regulatory approval of neflamapimod or the nature of any feedback the Company may receive from the FDA or other regulators; the Company’s ability to maintain the intellectual property protection afforded by the Company’s patent portfolio; the ability to implement business plans, forecasts, and other expectations in the future; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the US Securities and Exchange Commission (SEC) on March 13, 2026, and other filings that the Company may file from time to time with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). The Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except to the extent required by law.

Contacts

Media:
Biongage Communications

lisa.guiterman@gmail.com

202-330-3431

Investor Relations:
Argot Partners
cervomed@argotpartners.com
212-600-1902